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                                                                EXHIBIT 10.5

                            TEAM AMERICA CORPORATION

                      COMPENSATION CONTINUATION AGREEMENT

This agreement is between TEAM American Corporation, an Ohio Corporation, (the "Company") and Richard C. Schilg, an employee of the Company (the "Employee").

                             BACKGROUND INFORMATION

a.) It is the desire of the Company to assist the Employee in providing for his retirement through the use of a nonqualified deferred compensation arrangement.

b.) In consideration of the performance of future services to the Company by the Employee, the parties agree as provided below.

                            ARTICLE I - DEFINITIONS

1.1 Normal Retirement Date. Shall be the first day of the month following the Employee's retirement, provided the Employee has reached age 65.

1.2 Early Retirement Date. Shall be the first day of January of the year following the Employee's retirement.

1.3 Retirement. Shall mean the termination of employment with the Company, other employer or self employment with the stated intention not to resume full time gainful employment.

1.4 Termination of Service. Shall mean termination of employment with the Company for a reason other than retirement.

                              ARTICLE II - BENEFIT

2.1 Amount Allocated. The Company agrees to allocate $540.02 each month to Employee's account while the Employee continues to be employed by the Company. The Company may discontinue this payment upon written notice sent to the last known address of the Employee.

2.2 Benefits Payable at Retirement. Upon reaching Normal Retirement Date or Early Retirement Date, the Company will pay to Employee for a period of 15 years an annual benefit calculated in accordance with section 2.3. In the event of Employee's death after such payments have begun but prior to the final payment, the company shall make such payments to the


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Employee's designated beneficiary in the amount of the projected payments had the Employee survived.

2.3. Benefit Calculation. Payments shall be calculated to exhaust the principal and accumulated earnings of any investment selected by the company for the accumulation of Employee's account over the payment period. If such investments include life insurance, payments based on such insurance shall be calculated to be equal to the maximum loan available from the insurance contract which will not cause such policy to lapse prior to Employee's life expectancy. The payment will be recalculated each year to reflect fluctuations in the value of the investments in Employee's account.

2.4 No Secured Interest. Employee shall have no right or claim against any asset of the Company. "Employee's Account" shall be the sole property of the company. The sole purpose of the "Employee's Account" shall be to provide the measure of the benefits under this Article not to provide the funding for such benefits nor to secure the payment of such benefits. Employee shall have no interest in it. Employee is an unsecured creditor of the Company for all aspects of this contract.

2.5 Investment. The Company shall have the sole discretion to determine the investments which shall be used to determine the benefits under this contract. Such investments may be life insurance policies owned by the company on the life of the Employee.

2.6 Preretirement Death Benefit. (a) In the event Employee dies prior to retirement, no benefits shall be paid under this contract except as provided in this section 2.6.

(b) Company shall pay the designated beneficiary of Employee $47,520.00 each year for 15 years.

(c) Notwithstanding (b) above, in the event that the investments chosen include a life insurance policy and the issuer of the policy does not pay the death benefit for whatever cause, the Company's obligation shall be limited to a lump sum payment equal to the cash value of such insurance policy plus the value of any other investments.

(d) The initial payment shall be made within (90) days of the death of the Employee.

2.7 Effect of Termination of Service. In the event of Employee's Termination of Service with the Company prior to Normal Retirement Date, payments under this Article will begin upon the earliest possible Normal Retirement Date or Early Retirement Date Employee could have had, if Employee's employment with the Company had continued, unless benefits are paid under section 2.6.






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                           ARTICLE III - EMPLOYMENT

3.1 No Employment Contract. Nothing in this contract shall be construed to confer upon the Employee the right to continue in the employment of the Company or to require the Company to continue the employment of the Employee.

3.2 Employment At Will. The employment relationship between the Company and the Employee shall be "at will" unless such employment relationship has been or is later modified by a written employment agreement between the Company and the Employee.

                            ARTICLE IV - FORFEITURE

4.1 Fraudulent Acts of Employee. Employee shall forfeit all rights to any unpaid benefits under this contract in the event that: (i) Employee is convicted of an offense involving defalcation of the Company or (ii) Employee is convicted of an offense involving destruction or waste of the assets of the Company.

4.2 Non-Compete. Employee shall forfeit all rights to any unpaid benefits under this contract in the event that Employee, directly or indirectly enters into a business enterprise which competes with the activities of Company or if Employee accepts payment for inducing any client of Company to terminate its relationship with Company.

                           ARTICLE V - MISCELLANEOUS

5.1 Benefits Not Assignable. Neither the Employee nor his designated beneficiary under this contract shall have the power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber, in advance, any of the benefits payable hereunder; nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Employee or his designated beneficiary; nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Employee or any other beneficiary under this contract attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Company's liabilities shall forthwith cease or terminate.

5.2 Amendments. It is agreed by and between the parties hereto that, during the lifetime of the Employee, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Employee and the Company.

5.3 Gender. Whenever in the contract words are used in any gender, they shall be construed to apply to the proper gender of the individual referred to.

5.4 Other Benefits Plans. Nothing contained in this contract shall affect the right of the Employee to participate in or be covered by any qualified or nonqualified employee benefit plan of any type constituting a part of the Company's existing or future compensation structure.

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5.5     Headings. Headings in this contract are inserted for convenience only and shall not be used in the interpretation of this contract.

5.6 Governing Law. This agreement shall be governed by the laws of the state of Ohio.

                         ARTICLE VI - ERISA PROVISIONS

6.1 Named Fiduciary. The Named Fiduciary and Administrator of this plan shall be the Company until its resignation or removal by the Board of Directors.

6.2 Fiduciary Duties. The duties of the Company as Named Fiduciary and Administrator shall be the management, control and administration of this contract. It may delegate to others certain aspects of the management and operational responsibilities of the plan including the employment of agents and the delegation of ministerial duties to qualified individuals.

6.4 Requests for Benefits. Requests for benefits shall be made, in writing, to the Named Fiduciary and Administrator. If upon review of the written claim, the Named Fiduciary and Administrator determines that the claim for benefits should be denied, in whole or in part, it shall provide the claimant with a written notice of the denial containing the specific reasons for the denial and reference to the provisions of this contract which such denial is based, and such additional material or information, if any, which would be required to perfect the claim. Such notice shall be provided within sixty (60) days of the receipt of the claim. The notice shall contain the additional steps required of the claimants to make request for further review of their claim, if they so desire.

6.5 Review of Benefit Denials. In the event that a claim for benefits under this contract is denied, in whole or in part, and such claimant requests a further review of such denial, they shall notify the Named Beneficiary and Administrator, in writing, within sixty (60) days of the first claim denial. This agreement and any other documents relating to the plan shall be made available for claimants review upon request. The Plan Fiduciary and Administrator and the Company shall review their request, together with such information or comments as they care to submit, and provide a written decision within sixty (60) days of the receipt of such request. The written decision shall contain the specific reasons for the decision and shall include reference to the specific provisions of the contract upon which the decision was based.







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Executed in multiple originals on the 2nd day of July, 1991.

                                        Employee

                                        /s/ Richard C. Schilg
                                        --------------------------------------

                                        TEAM America Corporation

                                        By: /s/ Will F. Klatt
                                           -----------------------------------

                                        Title: V.P. Operations
                                              --------------------------------


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